UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2011

GMX RESOURCES INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Benham Place

9400 North Broadway, Suite 600

Oklahoma City, Oklahoma 73114

(Address of principal executive offices and zip code)

(405) 600-0711

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 28, 2011, GMX Resources Inc. (“GMXR”) closed its previously announced lease acquisition of certain working and revenue interests in undeveloped acreage located in McKenzie and Dunn Counties, North Dakota in the Bakken formation pursuant to a lease acquisition agreement (the “Lease Acquisition Agreement”) dated January 24, 2011 by and among GMXR and Arkoma Bakken, LLC, Long Properties Trust and Reynolds Drilling Co., Inc. (the “Sellers”)

In connection with the closing under the Lease Acquisition Agreement, GMXR and the Seller entered into a stockholder and registration rights agreement (the “Stockholder and Registration Rights Agreement”). The Stockholder and Registration Rights Agreement provides that GMXR will use its best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense to file, within 60 days following the closing date, a shelf registration statement on Form S-3 or such other form under the Securities Act of 1933 then available to GMXR, providing for the resale of the registrable shares. GMXR has also agreed to use its best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense to cause the shelf registration statement to be declared effective by the Securities and Exchange Commission. GMXR has agreed to maintain the effectiveness of the shelf registration statement until the earlier of (i) end of the date three years from the date of its effectiveness and (ii) when the holders no longer hold registrable shares. The Stockholder and Registration Rights Agreement also provides for piggyback registration rights in the event GMXR proposes to offer and sell shares of its common stock in an underwritten offering during the effective period of the agreement. The Stockholder and Registration Rights Agreement contains other customary terms and conditions, including indemnification by GMXR.

The Sellers have agreed pursuant to the Stockholder and Registration Rights Agreement, not to offer, sell, pledge or otherwise dispose of, directly or indirectly, the registrable shares for six months following April 28, 2011.

A copy of the Stockholder and Registration Rights Agreement is filed with this Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On April 28, 2011, GMXR issued an aggregate 3,542,091 shares of GMXR common stock, par value $0.001 per share (the “Common Stock”), to the Sellers as partial consideration for the assets acquired by GMXR pursuant to the Lease Acquisition Agreement, which included an undivided 87.5% of the sellers’ working interest and an 82.5% net revenue interest in approximately 7,613 undeveloped acres located in McKenzie and Dunn Counties, North Dakota (with the acquired interest representing 6,661 net acres). This issuance of Common Stock to the three accredited investors was effected pursuant to Section 4(2) of the Securities Act of 1933.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

10.1	Stockholder and Registration Rights Agreement, dated April 28, 2011, among GMX Resources Inc., Arkoma Bakken, LLC, Long Properties Trust and Reynolds Drilling Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMX RESOURCES INC.

Date: May 4, 2011	By:	/s/ James A. Merrill
Name: James A. Merrill
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Stockholder and Registration Rights Agreement, dated April 28, 2011, among GMX Resources Inc., Arkoma Bakken, LLC, Long Properties Trust and Reynolds Drilling Co., Inc.